OREGON METALLURGICAL CORPORATION
                         1996 EMPLOYEE STOCK OPTION PLAN

                         (Effective Date: June 11, 1996)

     1. Purposes
        ________. The purposes of this Plan are the retention of Employees during a period of rapid growth and the alignment of Employee interests with those of the Company's shareholders. This Plan is in consideration for placing certain limitations on the number of shares of Common Stock which the participants may receive under the Savings Plan, Stock Compensation Plan - Salaried Employees and Stock Compensation Plan - Union Employees. This Plan seeks to accomplish these purposes and to achieve these results by providing Employees a means to share in the potential increase in the value of Common Stock pursuant to options granted in accordance with the terms of this Plan.

     2. Definitions
        ___________. As used in this Plan, the terms defined in this Section 2 will have the following meanings:

          2.1 "Board" or "Board of Directors" means the Board of Directors of the Company.

          2.2 "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of, or rule under, the Code will include references to successor provisions.

          2.3 "Committee" means the committee of the Board appointed pursuant to Section 4 of this Plan.

          2.4 "Common Stock" means the common stock of the Company, $1.00 par value.

          2.5 "Company" means Oregon Metallurgical Corporation, an Oregon corporation.

          2.6 "Disability" means a mental or physical condition which, in the opinion of the Committee, renders an Employee unable or incompetent to carry out the job responsibilities which such Employee held or the tasks to which such Employee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding ninety days.

          2.7 "Effective Date" means June 11, 1996.

Page 1 - OREGON METALLURGICAL CORPORATION
         1996 EMPLOYEE STOCK OPTION PLAN

          2.8 "Employee" means a union (hourly) or salaried employee of Company, who is not also an officer or director of the Company.

          2.9 "Exercise Price" means the Fair Market Value per Share on the Effective Date which was $30.25 per Share.

          2.10 "Fair Market Value" of a Share means, as of any applicable date the closing price of a Share on the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") Stock Market or any national securities exchange on which the Common Stock is traded (or if the Common Stock is not then traded on the Nasdaq Stock Market or a national securities exchange, the representative closing bid price of the Common Stock on the over-the-counter market), as reported in The Wall Street Journal, or if no such reported sale will have occurred on such date, on the next preceding date on which there was such a reported sale. If the shares of the Company's stock are not listed or admitted to trading on Nasdaq on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a share on such day.

          2.11 "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act will include references to successor provisions.

          2.12 Nonstatutory Stock Option ("NSO") means a stock option, which does not qualify for special tax treatment under Section 421 or 422 of the Code.

          2.13 "Option" means the right to purchase Common Stock under this Plan as granted pursuant to the provisions of Section 7 of this Plan.

          2.14 "Option Shares" means Common Stock covered by and subject to any outstanding unexercised Option granted pursuant to this Plan.

          2.15 "Plan" means this Oregon Metallurgical Corporation 1996 Employee Stock Option Plan.

          2.16 "Retirement" means termination of employment with the Company and its Subsidiaries any time after attaining age 65 with at least 5 years of Company service.

          2.17 "Share" means a share of Common Stock.

          2.18 "Subsidiary" means any entity in which the Company directly or through intervening subsidiaries owns more than fifty percent (50%) or more of the total combined


Page 2 - OREGON METALLURGICAL CORPORATION
         1996 EMPLOYEE STOCK OPTION PLAN
voting power or value of all classes of stock or, in the case of an unincorporated entity, owns more than a fifty percent (50%) interest in the capital and profits.

          2.19 "Withholding Taxes" means all income taxes, FICA, FUTA, or similar employment taxes and any other taxes or assessments payable by the Company as the result of an exercise of the Option.

     3. Eligibility
        ___________. Eligibility to participate in the Plan is limited to full-time Employees who were actively employed by the Company on June 11, 1996 (excluding Employees of a Subsidiary).

     4. Administration.
        ______________

          4.1 The Committee.
              _____________

               4.1.1 This Plan will be administered by the Board of Directors directly, acting as a Committee, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least two Board members. All references in the Plan to the Board or the Board of Directors will refer to such separate Committee, if any is established, or if none is then in existence, will refer to the Board of Directors as a whole. Once appointed, any such Committee will continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution, and fill vacancies however caused. The Committee may select one of its members as its chairperson, and will hold meetings at such times and places as the chairperson or a majority of the Committee may determine. At all times, the Board will have the power to remove all members of the Committee and thereafter to directly administer this Plan as a Committee of the whole. A majority of the members of the Committee will constitute a quorum. All actions of the Committee will be taken by a majority vote of the members constituting a quorum or by unanimous written consent of all members of the Committee without a meeting. Any action may be taken by a written instrument signed by all Committee members, and all actions so taken will be fully effective as if it has been taken by a vote of a majority of the members at a meeting duly called and held.

               4.1.2 Members of the Committee who have been granted Options will be counted for all purposes in determining the existence of a quorum at any meetings of the Committee and will be eligible to vote on all matters before the Board respecting the granting of Options or administration of this Plan.

               4.1.3 The Committee may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on

Page 3 - OREGON METALLURGICAL CORPORATION
         1996 EMPLOYEE STOCK OPTION PLAN
behalf of the Committee. The Board authorizes the Secretary to execute and deliver all documents to be delivered by the Committee pursuant to this Plan.

          4.2 Powers of the Committee
              _______________________. Subject to the express provisions of this Plan, the Committee will have full and final authority, in its discretion, as follows:

               4.2.1 to grant Options;

               4.2.2 to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan;

               4.2.3 to determine the eligibility of Employees to participate in this Plan;

               4.2.4 to determine the Fair Market Value on any applicable valuation date;

               4.2.5 to determine whether an event of termination of employment, death, Disability, Retirement or Change in Control has occurred under Section 12 of this Plan;

               4.2.6 to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules with respect to the exercisability and nonforfeitability of Options upon the termination of employment of an Employee;

               4.2.7 to authorize any person or persons to execute and deliver Option grant agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options;

               4.2.8 to determine the terms and provisions and any restrictions or conditions, which need not be identical, of grants under the Plan and with the consent of the Employee, to modify any such grant at any time;

               4.2.9 to cancel, with the consent of the Employee, outstanding Options and to grant new Options in substitution therefor;

               4.2.10 to delegate its duties and responsibilities under this Plan and (A) the acts of such delegates will be treated under this Plan as acts of the Committee and (B) such delegates will report to the Committee regarding the delegated duties and responsibilities;

Page 4 - OREGON METALLURGICAL CORPORATION
         1996 EMPLOYEE STOCK OPTION PLAN

               4.2.11 to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any grant under the Plan in the manner and to the extent it may deem expedient; and

               4.2.12 to make all other determinations necessary and advisable with respect to the Plan.

          The determination of the Committee on all matters relating to this Plan will be conclusive and final. No member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to this Plan or any Option.

     5. Shares Subject to this Plan.
        ___________________________

          5.1 Subject to adjustment as provided in Section 13 of this Plan, an aggregate of Two Hundred Fifty Two Thousand (252,000) Shares will be available for issuance to Employees under this Plan. No fractional shares will be issued.

          5.2 The Shares deliverable upon exercise of the Option grant under this Plan may be made available from authorized but unissued Shares or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions.

     6. Nonstatutory Options.
        ____________________

          All Options granted to Employees pursuant to this Plan will be NSOs.

     7. Automatic One-time Grant to Employees.
        _____________________________________

          7.1 As of the Effective Date, each eligible Employee will be granted an option to purchase Five Hundred (500) Shares in accordance with the terms of this Plan.

          7.2 The automatic grant to Employees will not be subject to the discretion of any person.

          7.3 Each Option granted under this Plan will be evidenced by a written Option grant agreement. Each grant agreement will be subject to, and incorporate by reference or otherwise, the applicable terms of this Plan.

     8. Duration and Vesting of Options.
        _______________________________

          8.1 The term of each Option granted to an Employee will be for ten
(10) years from the Effective Date, unless terminated earlier pursuant to the provisions of Section 12 of this Plan.

Page 5 - OREGON METALLURGICAL CORPORATION
         1996 EMPLOYEE STOCK OPTION PLAN

          8.2 Subject to Sections 12 and 15, each Option will vest and become fully exercisable on the fourth (4th) anniversary (July 11, 2000) of the Effective Date.

     9. Exercise Price; Exercise.
        ________________________

          9.1 The price per Share of the Option Shares which may be purchased upon exercise of an Option will be equal to the Exercise Price. The Exercise Price per Share will be paid in full at the time the Option is exercised in accordance with Section 10.

          9.2 The Exercise Price per Share will be subject to adjustment as provided in Section 13 of this Plan.

          9.3 To the extent that it is exercisable, an Option will be exercised by written notice to the Company stating the number of Shares with respect to which the Option is being exercised. The date that the payment in full is received by the Company will be the exercise date.

          9.4 Any person or persons exercising an Option on behalf of an Employee will be required to furnish to the Company appropriate documentation that such person or persons have the full legal right and power to exercise the Option on behalf of and for the Employee.

     10. Payment by Employee
         ___________________. Payment by the Employee of the Exercise Price per Share and any taxes required to be withheld on the Employee's behalf incident to exercise of the Option will be by any combination of cash, other immediately available funds, cancellation of vested Options or Common Stock. If an Employee chooses to make payment by cancelling vested Options, such payment will be credited towards the amount due from the Employee at the then Fair Market Value per Share minus the Exercise Price per Share, multiplied by the number of Options cancelled. If an Employee chooses to make payment with Common Stock, such payment will be credited towards the amount due from the Employee at the then Fair Market Value per Share.

     11. Taxes
         _____. Any Option granted under this Plan will provide for payment by the Employee on exercise of all federal, state, local or other Withholding Taxes payable by the Company incident to exercise of an Option. The amount of such taxes, if any, required to be paid by the Company will be determined by the Committee, which will apply such flat percentage rate as may then be authorized for supplemental payments.

Page 6 - OREGON METALLURGICAL CORPORATION
         1996 EMPLOYEE STOCK OPTION PLAN

     12. Effect of Termination of Employment, Death, Disability, Retirement or
         _____________________________________________________________________
Change in Control.
_________________

          12.1 Termination of Employment
               _________________________. Except as provided otherwise in this
Section 12, if an Employee terminates employment with the Company, then, any unvested Options held by the Employee will terminate, be forfeited and have no value. Any vested and unexercised Options held by the Employee to the extent exercisable on the date of the Employee's termination of employment, may be exercised in whole or in part by the Employee, not later than the 90th day following the Employee's termination of employment. Transfer of any Employee from employment by the Company to employment by a Subsidiary or the transfer of any Employee from employment by a Subsidiary to the Company will not be deemed a termination of employment.

          12.2 On account of Disability or death
               _________________________________. If an Employee terminates employment with the Company on account of Disability or death, then any unvested Options held by the Employee will be deemed vested on the date of such termination of employment. Any exercisable Options may be exercised in whole or in part by the Employee in the case of Disability, or by the Employee's personal representative in the case of death, no later than the 180th day following the Employee's date of Disability or death.

          12.3 On account of Retirement
               ________________________. If an Employee terminates employment with the Company on account of Retirement, then any unvested Options held by the Employee will be deemed vested on the date of such termination of employment. Any exercisable Options may be exercised in whole or in part by the Employee no later than the 90th day following the Employee's date of Retirement.

          12.4 On account of Change in Control
               _______________________________. In the event of a "Change in
Control," any unvested Options held by an Employee will be deemed vested on the date of the Change in Control. Any exercisable Options may be exercised in whole or in part by the Employee no later than the 90th day following the Change in Control. A "Change in Control" means a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, provided that such a change in control will be deemed to have occurred at such time as (i) any "person" (as that term is used in Section 13(d) and 14(d)(2) of the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the

Page 7 - OREGON METALLURGICAL CORPORATION
         1996 EMPLOYEE STOCK OPTION PLAN

Company approve any merger or consolidation as a result of which the shares will be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control will be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

     13. Adjustments and Changes in the Common Stock.
         ___________________________________________

          13.1 If there is any change in the Common Stock by reason of any stock dividend, stock split, spin-off, split-up, merger, consolidation, recapitalization, reclassification, combination or exchange of shares, or any other similar corporate event, the aggregate number of shares available under this Plan, and the number and the price of Shares subject to outstanding Options will be appropriately adjusted automatically.

          13.2 No right to purchase fractional shares will result from any adjustment in Options pursuant to this Section 13. In case of any such adjustment, the shares subject to the Option will be rounded down to the nearest whole share.

          13.3 Notice of any adjustment will be given by the Company to each Employee whose options have been so adjusted and such adjustment (whether or not such notice is given) will be effective and binding for all purposes of this Plan.

     14. Compliance With Law
         ___________________. No Share will be issued upon exercise of any Option, and an Employee will have no right or claim to such Shares, unless and until: (i) payment in full as provided in this Plan has been received by the Company; (ii) in the opinion of counsel for the Company, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (iii) if required by federal or state law or regulation, the Employee has paid to the Company the amount, if any, required to be withheld on the amount deemed to be compensation to the Employee as a result of the exercise of his or her Option, or made other arrangements satisfactory to the Company, in its sole discretion, to satisfy applicable income tax withholding requirements.

     15. Reorganization
         ______________. Notwithstanding any provision in any Option Agreement pertaining to the time of exercise of an Option, or part thereof, upon adoption by the requisite holders of the outstanding Shares of any plan of dissolution, liquidation,

Page 8 - OREGON METALLURGICAL CORPORATION
         1996 EMPLOYEE STOCK OPTION PLAN
reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company to another corporation, (a "Reorganization Event"), all Options previously granted may, in the discretion of the Committee, become immediately vested and exercisable as to all unexercised Option Shares for such period of time as may be determined by the Committee, on the condition that the Reorganization Event is consummated. If such Reorganization Event is not consummated, Options granted pursuant to the Plan will be vested and exercisable in accordance with their respective terms.

     16. Amendment or Termination of this Plan
         _____________________________________. This Plan will terminate ten
(10) years from the Effective Date or such earlier time as the Board may determine. The Board may from time to time in its discretion amend or modify this Plan without the approval of the shareholders of the Company, except as such approval as may be required under the 1934 Act, the Code or by the Nasdaq Stock Market. Any amendment or termination, whether in whole or in part, will not affect any Options then outstanding under this Plan.

     17. Securities Law Matters
         ______________________. If the Committee deems it necessary, the Company may require a written investment intent representation by the Employee and may require that a restrictive legend be affixed to certificates for Shares. If the Committee determines that the exercise or vesting of, or delivery of benefits pursuant to, any Option would violate any applicable provisions of federal or state securities law or the listing requirements of any national securities exchange or the Nasdaq Stock Market on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, vesting, or delivery, as the case may be, but the Company will use its best efforts to cause such exercise, vesting or delivery to comply with all such provisions at the earliest practicable date.

     18. Registration, Listing, Qualification, Approval of Shares and Options
         ____________________________________________________________________.
If the Board determines, in its discretion, that it is necessary or desirable that the Shares subject to any Option (a) be registered, listed or qualified on any securities exchange or the Nasdaq Stock Market or under any applicable law, or (b) be approved by any governmental regulatory body, or (c) be approved by the shareholders of the Company, as a condition of, or in connection with, the granting of such Option, or the issuance or purchase of Shares upon exercise of the Option, the Option may not be exercised in whole or in part unless such registration, listing, qualification or approval has been obtained free of any condition not acceptable to the Board.

Page 9 - OREGON METALLURGICAL CORPORATION
         1996 EMPLOYEE STOCK OPTION PLAN

     19. Nontransferability of Options
         _____________________________. No Option granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypotheticated, other than by will or by the laws of descent and distribution. Further, all Options granted to an Employee under this Plan will be exercisable during his or her lifetime only by such Employee.

     20. Nonuniform Determinations
         _________________________. Neither the Committee's nor the Board's determinations under this Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated).

     21. Relationship Between the Parties.
         ________________________________

          21.1 This Plan will not be deemed to constitute a contract of employment between the Company and any Employee, nor will any provision of this Plan be interpreted to restrict the right of the Company to discharge any Employee or restrict the right of any Employee to terminate his or her employment.

          21.2 No Employee or other person will have any claim or right to be granted an Option under the Plan, except as expressly provided in this Plan.

          21.3 Neither an Employee, the Employee's legal representative, nor any person who acquires the right to exercise an Option by reason of the Employee's death will be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Share receivable upon the exercise of any Option granted under this Plan, in whole or in part, unless and until certificates for such Shares will have been issued.

     22. Accounting
         __________. All accounting issues arising due to the existence of this Plan will be determined in accordance with generally accepted accounting principles.

     23. Governing Law
         _____________. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Oregon.

     24. Severability
         ____________. If all or any part of this Plan is declared by any court, governmental authority or arbitrator to be unlawful or invalid, such unlawfulness or invalidity will not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     25. Notices
         _______. All notices and demands of any kind which the Committee, any Employee, or other person may be required or desires to give under the terms of this Plan

Page 10 - OREGON METALLURGICAL CORPORATION
          1996 EMPLOYEE STOCK OPTION PLAN
will be in writing and shall be personally delivered or sent by mail, postage prepaid, addressed to the Company at its principal place of business and to Optionee at the address shown in this Stock Option Grant Agreement or at any other address Optionee indicates by notice to the Company. Delivery by mail will be deemed made at the expiration of the third day after the day of mailing, except for notice of the exercise of an Option and payment of the Exercise Price, both of which must be actually received by the Company.

     26. Arbitration
         ___________. Any claim or controversy arising under or in connection with this Plan will be settled exclusively by binding arbitration in Albany, Oregon in accordance with the rules of the American Arbitration Association and the laws of the State of Oregon then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Costs of such arbitration will be borne equally by the parties to the arbitration. Arbitration will be by a single arbitrator selected by the parties or if the parties are unable to agree upon an arbitrator, the Circuit Court of the State of Oregon, Linn County, will appoint an arbitrator. The arbitrator will have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty). All facts and other information relating to any arbitration arising under this Agreement will be kept confidential to the fullest extent permitted by law.


                                    Oregon Metallurgical Corporation,
                                    an Oregon corporation



                                    By:  /s/ Dennis P. Kelly
                                         _____________________________________
                                    Its: Vice President, Finance
                                         _____________________________________

Page 11 - OREGON METALLURGICAL CORPORATION
          1996 EMPLOYEE STOCK OPTION PLAN